EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Kerry K. Nagy, President and Principal Financial Officer of Barnabus Energy, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           the Annual Report on Form 10-KSB of Barnabus Energy, Inc. for the year ended May 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Barnabus Energy, Inc..

Dated: September 12, 2005

/s/ Kerry K. Nagy
Kerry K. Nagy
President and Principal Financial Officer
Barnabus Energy, Inc..

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Barnabus Energy, Inc. and will be retained by Barnabus Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.